Exhibit 18

JOINDER TO AMENDED AND RESTATED VOTING AGREEMENT

Reference is made to that certain Amended and Restated Voting Agreement dated as of January 19, 2010, by and among Mohammad Abu-Ghazaleh and the stockholders of Fresh Del Monte Produce Inc. (the “Company”) party thereto, as amended by Amendment No. 1 to Amended and Restated Voting Agreement dated as of June 25, 2010, Amendment No. 2 to Amended and Restated Voting Agreement dated as of March 14, 2011 and Amendment No. 3 to Amended and Restated Voting Agreement dated as of February 15, 2016 (as so amended, the “Voting Agreement”).

The undersigned, in connection with the acquisition of shares of Ordinary Shares, par value $0.01 per share (“Ordinary Shares”) of the Company, and intending to be legally bound, has executed this Joinder to Amended and Restated Voting Agreement (this “Joinder”) for the purpose of agreeing to be bound by all provisions thereof to which the Stockholders (as defined in the Voting Agreement) are bound, such that the terms “party,” “parties,” “Stockholder” and “Stockholders,” in each case as and when used in the Voting Agreement, shall hereafter include and apply equally to the undersigned. This Joinder may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Joinder electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Joinder.

IN WITNESS WHEREOF, this Joinder is executed as of the date written below.

For Execution by an INDIVIDUAL:

Signature	Signature

Printed Name	Printed name

For execution by an ENTITY:

Legal Name of the Entity (Typed or Printed)

By:

Name:

Title:

ACCEPTANCE OF JOINDER TO AMENDED AND RESTATED VOTING AGREEMENT

Mohammad Abu Ghazaleh hereby confirms and accepts the foregoing Joinder to Amended and Restated Voting Agreement, on his own behalf and on behalf of the Stockholders (as defined in the Voting Agreement) as of the     day of         , 20    .

MOHAMMAD ABU-GHAZALEH